EXHIBIT 10.6


                                    AGREEMENT

     AGREEMENT made and entered into as of the 1st day of May, 1997 by and between SOUND ADVICE, INC., a Florida corporation (the "Employer"), and ___________________ (the "Employee").


                              W I T N E S S E T H:

     WHEREAS, the Employee serves in a management capacity with the Employer and makes and is expected to continue to make significant and material contributions to the growth, development and expansion of the business of the Employer; and

     WHEREAS, the Employee has acquired and developed experience and knowledge concerning the business and operations of the Employer, which experience and knowledge the Employer desires to continue to have available to it; and

     WHEREAS, to help ensure that continued availability, the Employer desires to provide the Employee with a severance payment in the event that a Change in Control (as hereinafter defined) results in the Employee's loss of the Employee's position with the Employer.

     NOW, THEREFORE, for and in consideration of the foregoing preambles and the covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1. TERM. The term of this Agreement shall be for a period of one year commencing on the date hereof and ending on April 30, 1998, unless hereafter extended by a written instrument executed by the Employer and the Employee (the "Term").

     2. SEVERANCE PAYMENT. In the event that prior to the expiration of the Term
(a) a Change in Control (as hereinafter defined) occurs and (b) the Employee remains and continues as an employee of the Employer until the Change in Control Date (as hereinafter defined) unless the


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Employee is terminated by the Employer prior to the Change in Control Date other than for Cause (as hereinafter defined), the Employee shall be entitled to be paid the Severance Payment (as hereinafter defined), in addition to any other compensation then owed to the Employee, in one lump sum payment payable in full on the Change in Control Date unless (i) the Employee is offered on or prior to the Change in Control Date by the Employer or any successor to the Employer as a result of the Change in Control (the "Successor Employer") to continue as an employee of the Employer or the Successor Employer (as the case may be) in substantially the same position as the Employee was holding prior to the Change in Control AND (ii) the Employee receives prior to the Change in Control Date a written agreement from the Employer or the Successor Employer in form reasonably acceptable to the Employee to the effect that, in the event that Employee's employment is terminated without Cause by the Employer or the Successor Employer within one year after the Change in Control Date, the Employee shall be paid by the Employer or the Successor Employer the Severance Payment in one lump sum payment on the date of termination.

     3. DEFINITIONS. For purposes of this Agreement the following terms will have the meanings set forth below:

     (a) "Cause" shall include any of the following with respect to the
Employee: a fraud, gross dishonesty or gross misconduct or breach of duty perpetrated on the Employer or the Successor Employer, a criminal conviction for a felony, fraud or theft, the imposition of any material sanction against the Employee or the Employer or the Successor Employer solely by reason of the actions of the Employee by any regulatory or governmental agency governing the Employer or Successor Employer or the habitual use of alcohol or illegal drugs by the Employee.

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          (b) A "Change in Control" shall be deemed to have occurred upon any of the following events: (i) the acquisition in one or more transactions by any "person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Employer's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes hereof the Voting Securities acquired (by sale, merger, consolidation or in any other manner) from the Employer by any person shall be excluded from the determination of such person's beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or (ii) the individuals who, as of the date hereof, are members of the Board of Directors of the Employer (the "Incumbent Board") cease for any reason to constitute more than one-half of the Board; provided, however, that, if the election, or nomination for election by the Employer's shareholders, of any new director was approved by a vote of more than one-half of the Incumbent Board, such new director shall, for purposes hereof, be considered as a member of the Incumbent Board; or (iii) approval by shareholders of the Employer of (A) a merger or consolidation involving the Employer if the shareholders of the Employer immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than one-half of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation (unless, however, the event described in subparagraph (ii) above does not occur in connection therewith) or (B) a complete liquidation or dissolution of the Employer or

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an agreement for the sale or other disposition of all or substantially all of the assets of the Employer; provided, however, that, notwithstanding the foregoing, (x) a change in control shall not be deemed to occur solely because fifteen percent (15%) or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Employer or any of its subsidiaries, (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Employer in the same proportion as their ownership of stock in the Employer immediately prior to such acquisition or (3) Peter Beshouri and/or Michael Blumberg or any person directly or indirectly controlled, under common control with or controlled by either or both of them, and (y) a change in control shall not be deemed to occur solely because any person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Employer which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a change in control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Employer and, after such share acquisition by the Employer, the Subject Person becomes the beneficial owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a change in control shall occur.

          (c) The "Change in Control Date" shall be the later to occur of the closing date or the effective date (as the case may be) of the transaction or event resulting in the Change in Control; provided, however, that, notwithstanding the foregoing, the Change in Control Date

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solely for the event set forth in item (i) of subsection (b) of this Section 3 shall be the date fifteen (15) business days after the occurrence of such event.

          (d) The "Severance Payment" shall mean and equal the product of (i) ____ multiplied by (ii) the total amount of the gross wages paid by the Employer to the Employee during the twelve full months immediately preceding the month in which the Change in Control Date occurs.

     4. RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Agreement shall confer upon the Employee the right to continue in the employment of the Employer for any specific period of time or affect the right of the Employer to terminate the Employee at any time, subject, however, to the provisions of this Agreement or any employment agreement which may hereafter be entered into between the Employer and the Employee.

     5. NOTICES. Whenever any notice or other communication is required to be given or delivered pursuant to this Agreement, such notice shall be given in writing, and shall be delivered in person or by certified mail, return receipt requested, and shall be sufficiently given if received, delivered personally or if mailed, addressed as follows: If to the Employer, to Sound Advice, Inc., 1901 Tigertail Boulevard, Dania, Florida 33004, Attention: President; and, if to Employee, to his or her residence with a copy to his or her office at the Employer, or such other address as either party hereto may by written notice designate to the other party in accordance with this Section. Notices delivered personally or by courier shall be deemed given as of actual receipt. Mailed notices shall be deemed given as of four (4) days after mailing.

     6. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Florida.

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     7. ATTORNEYS' FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' and paralegals' fees, costs and necessary disbursements in addition to any other relief to which it, he or she may be entitled, before and at trial, whether or not trial on the merits occurs, and at all tribunal levels.

     8. SEVERABILITY. If any provision of this Agreement shall be held void, voidable, invalid, or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held void, voidable, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect with respect to all other circumstances.

     9. HEADINGS. Titles or headings of paragraphs or sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

     10. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written understandings and agreements between the parties. The provisions of this Agreement may not be waived, modified or amended except by a writing signed by the party sought to be bound. Waiver by either of the parties of a breach by the other of the parties of any of the terms of this Agreement shall not be deemed a waiver of future non-compliance herewith. An attempted modification that fails to comply with this Section shall not operate as a waiver.

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     11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same instrument.

     12. SUCCESSORS AND PERMITTED ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Employee and his or her heirs and legal representatives; provided, however, that the Employee may not assign this Agreement or his or her rights hereunder.

     IN WITNESS WHEREOF, the Employer and Employee have duly executed this Agreement effective as of the day and year first above written.

                         EMPLOYER:

                         SOUND ADVICE, INC., a Florida corporation


                         By:____________________________________
                             Peter Beshouri, President

                         EMPLOYEE:


                         _______________________________________



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